FIFTH AMENDMENT TO SENIOR SECURED NOTE AGREEMENT

     FIFTH AMENDMENT, dated as of May 1, 1996 (this "Amendment"), to the Note Agreement referred to below by and between ARIS INDUSTRIES, INC., a New York corporation ("Borrower"), and HELLER FINANCIAL, INC., a Delaware corporation, individually as Lender and as Agent for any other Lender ("Heller").

                              W I T N E S S E T H

     WHEREAS, Borrower and Heller are parties to that certain Senior Secured Note Agreement dated as of June 30, 1993 (as amended December 12, 1994, June 12, 1995, October 27, 1995 and December 22, 1995, and as the same may be further amended, supplemented or otherwise modified from time to time, the "Note Agreement"); and

     WHEREAS, Borrower and Heller have agreed to amend the Note Agreement in the manner, and on the terms and conditions, provided for herein;

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Borrower and Heller hereby agree as follows:

     1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note Agreement.

     2. Amendments To Paraqraph 1.1 of the Note Aqreement. Paraqraph 1.1 of the Note Agreement is hereby amended as of the Amendment Effective Date (as hereinafter defined) by (i) inserting the following new definitions in the appropriate alphabetical order:

          '"Fifth Amendment" shall mean the Fifth Amendment to Senior Secured Note Agreement, dated as of May 1, 1996, between Borrower and Heller Financial, Inc., individually as Lender and as Agent for any other Lender.

          "Tranche D Commitment" shall mean $4,500,000.

          "Tranche D Commitment Period" shall mean the period from and including May 1, 1996 to February 1, 1997.


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          "Tranche D Loan" shall have the meaning set forth in Paragraph 2.2(c)
     hereof.

          "Tranche D Note" shall mean each promissory note of Aris indicated as such and in substantially the form of Exhibit A to the Fifth Amendment delivered pursuant to Paragraph 2.2(d) or 6.l(c) hereof."

and (ii) deleting in its entirety the definitions of "Notes" and "Obligations" contained therein and inserting in lieu thereof the following new definitions to read as follows:

          '"Notes" shall mean, collectively, the Tranche A Note, Tranche B Note, Tranche C Note and Tranche D Note.

          "Obligations" shall mean all obligations, liabilities and indebtedness (including fees, costs and expenses) now or hereafter owing to Lender or Agent by Aris under the Tranche A Note, the Tranche B Note, the Tranche C Note, the Tranche D Note, this Agreement, the Pledge Agreement or any Other Agreement or any document entered into pursuant hereto or thereto."

     3. Amendments to Paragraph 2.2 of the Note Agreement. Paragraph 2.2 of the Note Agreement is hereby amended by (i) inserting immediately after the word "Notes" wherever it appears in subparagraph (a) thereof (other than the first place it appears therein) the parenthetical "(other than the Tranche D Note)",
(ii) deleting subparagraph (b) thereof in its entirety and inserting in lieu thereof the following new subparagraph (b) to read as follows:

          "(b) Aris shall repay Lender (i) the entire outstanding balance of the Tranche D Note on February 3, 1997 and (ii) the principal amount of the Notes (other than the Tranche D Note) on the dates and in the amounts set forth below opposite such dates as follows:

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                              Amount of Installment

     Payment Date      Tranche A Note    Tranche B Note    Tranche C Note
     --------------------------------------------------------------------
     11/3/94        $ 1,000,000             $        0       $        0
      6/3/97          4,000,000                      0                0
     11/3/97          7,000,000                      0                0
     11/3/98         10,000,000                      0                0
     11/3/99         10,000,000                      0                0
     11/3/00        the balance            the balance      the balance"

and (iii) inserting the following new subparagraphs (c), (d) and (e) at the end thereof to read as follows:

               "(c) Subject to the terms and conditions hereof, Lender agrees to make loans ("Tranche D Loans") to Borrower from time to time during the Tranche D Commitment Period solely for the purpose of paying interest on the Obligations in accordance with the terms hereof in an aggregate principal amount at any one time outstanding not to exceed the amount of the Tranche D Commitment. Once repaid Tranche D Loans may not be reborrowed.

               (d) The Tranche D Loans made by Lender to Borrower shall be evidenced by the Tranche D Note, payable to the order of Lender and in a principal amount equal to the lesser of (i) the amount of the initial Tranche D Commitment of Lender and (ii) the aggregate unpaid principal amount of all Tranche D Loans made by Lender to Borrower. Lender is hereby authorized to record the date and amount of each Tranche D Loan made by Lender to Borrower, and the date and amount of each payment or prepayment of principal thereof on the books and records of Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The Tranche D Note shall (x) be dated May 1, 1996, (y) be stated to mature on February 3, 1997 and (z) provide for the payment of interest in accordance with Paragraph 2.3.

               (e) Borrower may borrow under the Tranche D Commitment during the Tranche D Commitment Period

                                      - 3 -


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          on any Business Day, provided, that Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 A.M., Chicago Time, (a) one Business Day prior to the requested date of borrowing, specifying (i) the aggregate amount to be borrowed and (ii) the requested borrowing date which date absent the consent of Lender must be a Payment Date. Upon receipt of any such notice from Borrower, Agent shall promptly notify Lender thereof. Lender will be deemed to have made the amount of each borrowing available to Borrower by crediting an amount equal to such borrowing on the requested borrowing date to then due and payable interest on the Obligations."

     4. Amendment to Paraqraph 2.4(a) of the Note Agreement. Paragraph 2.4(a) of the Note Agreement is hereby amended by deleting such paragraph in its entirety and inserting in lieu thereof the following new paragraph to read as follows:

          "(a) The Notes may be prepaid in whole or in part without fee upon at least five days' prior written notice to Agent; provided, however, that any partial prepayment must be in the amount of at least $250,000 and applied first to the Tranche C Note until payment in full thereof, second to the Tranche B Note until payment in full thereof, third to the Tranche A Note, and fourth to the Tranche D Note, in each case toward payment of the remaining installments of the principal portions thereof in inverse order of maturity."

     5. Amendment to Paraqraph 2.4(e) of the Note Aqreement. Paragraph 2.4(e) of the Note Agreement is hereby amended by deleting such paragraph in its entirety and inserting in lieu thereof the following new paragraph to read as follows:

          "(e) All mandatory prepayments received by Agent pursuant to Paragraph 2.4(b) or 2.4(c) hereof shall be applied in reduction of the Obligations first to the Tranche C Note until payment in full thereof, second to the Tranche B Note until payment in full thereof, third to the Tranche A Note until payment in full thereof and fourth to the Tranche D Note, in each case (other than in

                                      - 4 -


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     the case of payment of the Tranche D Note) toward payment of the remaining installments of the principal portions thereof in inverse order of maturity, and then toward payment of any other Obligations in such order as Lender may determine."

     6. Amendment to Paraqraph 5.7 of the Note Aqreement. Paraqraph 5.7 of the Note Agreement is hereby amended by deleting such paragraph in its entirety and inserting in lieu thereof the following new paragraph to read as follows:

          "5.7 Financial Covenants. Aris warrants and represents to and covenants with Lender that, until the Notes are paid in full, Aris, in accordance with Generally Accepted Accounting Principles, shall:

               (a) have Consolidated Working Capital of not less than $25 million as of the end of each Fiscal Year;

               (b) have Consolidated EBIT, calculated for purposes of this subparagraph by taking into account earnings from operations only, of not less than the amounts set forth below for the preceding four Fiscal Quarters ending on or closest to the date set forth below:

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                                                   Minimum
            For Quarter Ended                  Consolidated EBIT
            -----------------                  -----------------
                 1/31/96                           1,000,000
                 4/30/96                            (635,000)
                 7/31/96                            (426,000)
                10/31/96                           1,800,000
                 1/31/97                           6,528,000
                 4/30/97                          14,470,000
                 7/31/97                          14,682,000
                10/31/97                          15,248,000
                 1/31/98                          15,815,000
                 4/30/98                          15,868,000
                 7/31/98                          16,025,000
                10/31/98                          16,443,000
                 1/31/99                          16,860,000
                 4/30/99                          16,909,000
                 7/31/99                          17,058,000
                10/31/99                          17,455,000
                 1/30/00                          17,852,000

               (c) cause each of Perry and ECI to have EBIT (determined on a consolidated basis for Perry and its Subsidiary Group and ECI and its Subsidiary Group), for purposes of this subparagraph by taking into account earnings from operations only, of not less than the amounts set forth below for the periods set forth below:

               Subsidiary           Minimum EBIT          Fiscal Year Ending in
               ----------           ------------          ---------------------
               Perry                 $5,855,000                  1996
               ECI                  ($3,000,000)                 1996

               Perry                 $5,319,000                  1997
               ECI                   $2,805,000                  1997

               Perry                 $7,082,000                  1998
               ECI                   $8,288,000                  1998

               Perry                 $7,372,000                  1999
               ECI                   $8,905,000                  1999

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               Perry                 $8,021,000                  2000
               ECI                   $8,905,000                  2000

               (d) cause Perry and ECI to have at the end of each Fiscal Year during the term of this Agreement a Net Worth (determined on a consolidated basis for Perry and its Subsidiary Group and ECI and its Subsidiary Group), excluding from the definition of Net Worth for purposes of this Paraqraph 5.7 (d) any loans from a Significant Subsidiary to Aris, of not less than the amounts set forth below:

                     Subsidiary                Minimum Net Worth
                     ----------                -----------------
                     Perry                        $14,024,000
                     ECI                          $13,000,000

               (e) have Consolidated Net Income of not less than the amounts set forth below for the periods set forth below:

                    Minimum Consoli-
                    dated Net Income               Fiscal Year Ending in
                    ----------------               ---------------------
                     $ (9,000,000)                         1996
                       (1,000,000)                         1997
                         6,864,000                         1998
                         8,672,000                         1999
                        10,828,000                         2000

               (f) have, as of the end of Fiscal Year end 1996 and Fiscal Year end 1997 Consolidated Net worth of not less than $(500,000) and $(1,500,000), respectively, and for each Fiscal Year thereafter set forth below, Consolidated Net Worth of not less than the sum of (i) Consolidated Net Worth as of Fiscal Year end 1994 plus (ii) the amount for such Fiscal Year set forth below:

                        Amount                        Fiscal Year End
                     -----------                      ---------------
                     $17,033,000                           1998
                      25,705,000                           1999
                      36,533,000                           2000

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               (g) maintain on the last day of each Fiscal Year a ratio of
          Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.5 to 1.

               (h) not make, or permit any of the Significant Subsidiaries to make, or commit to make, in any one Fiscal Year, aggregate Capital Expenditures except Capital Expenditures by Aris and the Significant Subsidiaries (other than ATB and its Subsidiaries) which do not exceed $3,000,000 in any Fiscal Year; provided that such Capital Expenditures in any Fiscal Year may exceed $3,000,000 (i) so long as the average amount of such Capital Expenditures in each Fiscal Year since the date of this Agreement does not exceed $3,000,000 and (ii) such Capital Expenditures do not exceed $5,000,000 in any Fiscal Year; provided further, that in no event shall Capital Expenditures made in any one Fiscal Year exceed (x) with respect to ECI and its Subsidiary Group, $1,500,000 and (y) with respect to Perry and its Subsidiary Group, $3,500,000. All of the foregoing amounts shall be net of any casualty insurance proceeds or proceeds of any condemnation, expropriation or taking by any governmental entity applied to payment of Capital Expenditures.

               (i) have "Fixed Charge Coverage" (defined below) for the twelve
          (12) month period ending on the last day of each quarter during the periods set forth below to be not less than or equal to the amount set forth below for such period:

                      Period                           Amount
                     --------                          -------
                      1/31/96                           .245
                      4/30/96                           .1381
                      7/31/96                           .1426
                     10/31/96                           .3174
                      1/31/97                           .7369
                      4/30/97                          1.00

          For purposes of this Paragraph 5.7 (i), 'Fixed Charge Coverage' means, for any period, (a) EBIDAT less (b) the unfinanced portion of Capital Expenditures divided by (c) Fixed Charges.

               'Fixed Charges' means without duplication, for any period, the following, each calculated for such period: (a) interest expenses; plus (b) any provisions for (or less any benefit from) income or franchise taxes included in the determination of Consolidated Net Income, adjusted for the net change in deferred tax and liability accounts; plus (c) scheduled payments of principal with respect to all Indebtedness (including scheduled payments under capital leases) on a consolidated basis.

               'EBIDAT' means, without duplication, for any period, the following, each calculated for such period: (a) Consolidated Net Income, plus (b) any provision for (or less any benefit from) income or franchise taxes included in the determination of Consolidated Net Income; plus (c) interest expense deducted in the determination of consolidated Net Income; plus (d) amortization and depreciation deducted in the detemination of Consolidated Net Income, plus (e) losses from (or less gains from) asset dispositions or other non-cash items (excluding sales, expenses or losses related to current assets) included in the determination of Consolidated Net Income; less (f) after tax extraordinary gains (or plus after tax extraordinary losses) in each case as defined under Generally Accepted Accounting Principles).

               For the purposes of this Paraqraph 5.7, (i) EBIT, Consolidated EBIT, Consolidated Net Worth, Net Worth, Consolidated Net Income, Consolidated Current Liabilities and Consolidated Liabilities shall be adjusted to eliminate the effect of (A) any charge to earnings resulting from any disposition of assets related to any discontinued business of any Subsidiary of Aris other than a Significant Subsidiary and to eliminate the effect of any foreign currency translation adjustment and (B) non-cash extraordinary or non-recurring gains or losses and non-cash gains or losses on Assets relating to plant closings, and (ii) all amounts reported for Aris and the Consolidated Subsidiaries on a consolidated basis shall be adjusted to eliminate the effect of ATB and its Subsidiaries. Compliance with the provisions of this Paraqraph 5.7 for all purposes of this Agreement (including, without limitation Paraqraph 7.1 hereof) shall be determined at the time the relevant financial statements are delivered, or required to be delivered, under Paragraph 5.5 hereof."

     7. Amendment to Paragraph 6.1(c) of.the Note Aqreement. Paraqraph 6.1(c) of the Note Agreement is hereby amended by deleting such paragraph in its entirety and inserting in lieu thereof the following new paragraph to read as follows:

          "(c) Effect of Assignment. Upon receipt by Aris of a notice of assignment, the Assignee shall, except as otherwise provided in paraqraph 6.1(d) and 6.4(c), have all the rights, duties and obligations of Lender other than in its capacity as Agent, under this Agreement and the Other Agreements to the same extent as if it were an original party hereto and thereto with a share of the applicable Note equal to the share thereof assigned to such Assignee, whereupon this Agreement shall be deemed amended to the extent, and only to the extent, necessary to reflect the resulting adjustment to the share of such Note and the other economic features of such Note to be made by Lender and such Assignee arising from the assignment by Lender to such Assignee of all or a portion of the rights and obligations of Lender under this Agreement and the Other Agreements. Upon consummation of any transfer to an Assignee pursuant to this Paraqraph 6.1, and simultaneously with the delivery by Lender to Aris of the applicable Note or Notes previously held by Lender marked "Superseded," Aris shall execute and deliver to Lender (i) for delivery to the Assignee, a promissory note or notes, as the case may be, in the outstanding principal amount equal to the amount of the Note or Notes, as applicable, to be assigned to such Assignee, payable to the order of the Assignee and dated the date such assignment becomes effective, in substantially the form thereof attached as Exhibit A to this

     Agreement or Exhibit A to the Fifth Amendment, as the case may be, and (ii) for delivery to Lender and/or Agent, a promissory note in the outstanding principal amount of each Note to be retained by Lender and/or Agent, payable to the order of Lender and/or Agent and dated the date such assignment becomes effective, in substantially the form thereof attached as Exhibit A to this Agreement or Exhibit A to the Fifth Amendment, as the case may be."

     8. Waivers and Consent. Heller by its signature below hereby (a) waives any and all Defaults existing under Paraqraphs 5.7(b), (c), (d), (e), (f) and (i) of the Note Agreement prior to its amendment hereby for any period ending prior to the date of this Amendment and (b) consents to Aris' incurrence of additional Indebtedness as a result of interest payments being deferred on and added to principal of Junior Secured Debt as contemplated by Section 11(c) hereof; provided, however, that nothing herein shall be deemed to constitute a waiver of any other Default now existing or hereafter arising under any other provision of the Note Agreement.

     9. Representations and Warranties. Borrower represents and warrants to Heller that the execution, delivery and performance by Borrower of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, any necessary shareholder approval), have received all necessary approvals and consents of any governmental entity or other Person (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to Borrower, the Certificate of Incorporation or Bylaws of Borrower, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon or Indebtedness of Borrower or any Subsidiary thereof; and the Note Agreement as amended as of the date hereof is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

     10. Effectiveness. This Amendment shall become effective as of May 1, 1996 (the "Amendment Effective Date") only upon satisfaction in full in the judgment of Heller of each of the following conditions on or prior to May 2, 1996:

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          (a) Amendment. Heller shall have received two original copies of this
     Amendment duly executed and delivered by Heller and Borrower.

          (b) Tranche D Note. Borrower shall have executed and delivered to Heller the Tranche D Note.

          (c) Deferred Interest. Heller shall have received a true, complete and fully executed copy of an amendment and/or waiver to each of the Series A Junior Secured Note Agreement and the Series B Junior Secured Note Agreement in each case in form and substance satisfactory to Heller and, without limiting the foregoing, such amendments and/or waivers shall provide that all interest on the Junior Secured Debt otherwise due and payable in arrears with respect to Fiscal Quarters in Fiscal Year 1996 and the first Fiscal Quarter of Fiscal Year 1997 shall accrue and be due and payable not earlier than the earlier of (i) November 3, 2002 and (ii) the first Payment Date (as defined in each of the Series A Junior Secured Note Agreement and the Series B Junior Secured Note Agreement) occurring after all the Obligations shall have been indefeasibly paid in full.

          (d) Opinion. Heller shall have received an opinion of Herrick, Feinstein, counsel to Borrower in form and substance satisfactory to Heller.

          (e) Payment of Expenses. Borrower shall have paid to Heller all costs, fees and expenses owing in connection with this Amendment and the Other Agreements and due to Heller (including, without limitation, reasonable legal fees and expenses).

          (f) Board Resolutions. A certificate of the Secretary or an Assistant Secretary of Borrower certifying the resolutions adopted by the Board of Directors of Borrower approving this Amendment and the transactions contemplated hereby.

          (g) No Default. No Default or Event of Default under the Note Agreement, as amended hereby, shall have occurred and be continuing.

          (h) Warranties and ReDregentations. The warranties and representations of Borrower contained in this Amendment, the Note Agreement, as amended hereby, and the Other Agreements, shall be true and correct as of the

     Amendment Effective Date hereof, with the same effect as though made on such date, except to the extent that such warranties and representations expressly relate to an earlier date, in which case such warranties and representations shall have been true and correct as of such earlier date.

     In the event that each of the foregoing conditions precedent has not been satisfied on or prior to May 2, 1996, this Amendment shall become, upon written notice by Heller to Borrower, null and void and of no force or effect.

     11. Miscellaneous.

     (a) Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

     (b) Governinq Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

     (c) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     (d) Successors and Assigns. This Amendment shall be binding upon Borrower and Heller and their respective successors and assigns, and shall inure to the sole benefit of Borrower and Heller and their respective successors and assigns.

     (e) References. Any reference to the Note Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this

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Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

     (f) Continued Effectiveness. Except as expressly amended herein, the Note Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Note Agreement. The parties hereto expressly do not intend to extinguish the Note Agreement. Instead, it is the express intention of the parties hereto to reaffirm the Indebtedness created under the Note Agreement which is evidenced by the Notes and secured by the Collateral. The Note Agreement as amended hereby and each of the Other Agreements remain in full force and effect.

     (g) Costs, Expenses and Taxes. Borrower affirms and acknowledges that Paragraph 1.12 of the Note Agreement applies to this Amendment and the transactions and agreements and documents contemplated hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                       ARIS INDUSTRIES, INC

                                       By       PAUL SPECTOR
                                         ------------------------
                                         Name: Paul Spector
                                         Title: Sr. V.P.


                                       HELLER FINANCIAL, INC., as
                                       Agent and Lender

                                       By      DANIEL M. DUFFY
                                         -------------------------
                                         Name: Daniel M. Duffy
                                         Title: Senior Vice President

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                                                                  EXHIBIT A
                                                                     to
                                                               Fifth Amendment

                               Senior Secured Note
                                  (Tranche D)

$4,500,000                                                   New York, New York
                                                                     May 1, 1996

     FOR VALUE RECEIVED, the undersigned, ARIS INDUSTRIES, INC., a New York corporation, ("Borrower"), with its principal executive office at 675 Third Avenue, New York, New York 10017, promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), with a place of business at 500 West Monroe Street, Chicago, Illinois 60661, the principal sum of the lesser of (a) FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000) and (b) the aggregate unpaid principal amount of all Tranche D Loans made by Lender to Borrower pursuant to the Note Agreement referred to below, together with interest thereon, at the times and places and in the manner provided in this Note and the Note Agreement. All capitalized terms used herein, which are not defined herein, shall have the meanings ascribed to such terms in the Senior Secured Note Agreement dated as of June 30, 1993, between Borrower and Lender (as amended, supplemented or otherwise modified from time to time, the "Note Agreement").

     The date and amount of each Tranche D Loan made by Lender to Borrower and each payment made on the account of the principal thereof shall be recorded by Lender on its books, provided that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Note Agreement or this Note in respect of the Tranche D Loans made by Lender.

     Borrower shall have the right to prepay the principal balance of this Note only in accordance with and subject to the provisions of the Note Agreement. The principal balance of this Note is subject to mandatory prepayment by Borrower as provided in the Note Agreement.

     The principal balance of this Note shall bear interest from the date of this Note, payable quarterly in arrears on each Payment Date following the date of this Note, calculated (on a daily basis for the actual number of days elapsed) on the basis of a 360-day year at a fluctuating rate per annum equal, except as otherwise provided below, to 2% per annum above the Prime Rate. Each change in such fluctuating interest rate is to take effect simultaneously with the corresponding change in the Prime Rate. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, the applicable interest rate under this Note shall equal 3% per annum above the Prime Rate. All interest due and owing hereunder shall continue to accrue until all payments due hereunder are fully and finally paid by Borrower.

     Notwithstanding the foregoing or any other provision contained in this Note, the Note Agreement or any other agreement between Lender and Borrower, nothing herein contained and nothing contained in any such agreement shall authorize or permit the exaction or payment of interest by Borrower where the same would be unlawful or prohibited by any applicable law or would violate the usury law of any applicable jurisdiction. In any such event, this Note shall automatically be deemed amended to permit interest charges at any amount equal to, but no greater than, the maximum amount of such interest charges permitted by law.

     All payments of principal and interest shall be payable not later than 12:01 P.M. (Chicago time) on the day when due by federal wire transfer in immediately available funds to Agent's account number 55-00540 at The First National Bank of Chicago, A.B.A. Number 071000013, referencing Heller Corporate Finance Group, for the benefit of Aris Industries, Inc., or to such account or accounts as Agent may designate in writing to Borrower.

     This Note is a Tranche D Note of Borrower referred to in the Note Agreement and is entitled to the benefit of all provisions and security contained in the Note Agreement. Upon and during the continuance of an Event of Default, Lender may declare the entire unpaid principal balance owed to Lender hereunder to be forthwith due and-payable, whereupon the same shall-be forthwith due and payable; provided, however, that upon an Event of Default described in Paragraph ?.l(e), (f) (ii) or (g) of the Note Agreement, without declaration or other notice by Lender, to or demand by Lender of Borrower, the entire unpaid principal amount owed to Lender hereunder shall be forthwith due and payable.

     Should the indebtedness represented by this Note, or any part thereof, be collected at law or in equity or in

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


bankruptcy, receivership or other court proceedings, or this Note be placed in the hands of attorneys for collection after the occurrence and continuance of an Event of Default, Borrower agrees to pay, in addition to the principal, interest and other fees due and payable hereon, attorneys' and collection fees.

     Borrower and any endorser hereof, and each of them hereby waive, except to the extent otherwise provided in the Note Agreement or any Other Agreement, presentment for payment, notice of dishonor, protest andn otice of protest and other notices of every kind in connection with this Note. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN.

Attest:                                     ARIS INDUSTRIES, INC.

                                            By:    PAUL SPECTOR
-------------                                  --------------------
                                               Title: Sr. Vice President

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